UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 28, 2016

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC (“Oncor”) and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Bankruptcy Filing, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing (collectively, the “Debtors”) are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

In May 2016, the Debtors filed a joint plan of reorganization (the “Plan”) pursuant to Chapter 11 of the Bankruptcy Code and a related disclosure statement with the Bankruptcy Court. In connection with the Merger Agreement (as described below), each of EFH, EFIH, EFIH Finance Inc., certain of EFH’s direct and indirect subsidiaries signatories thereto (collectively, the “EFH Debtors”) and NextEra Energy, Inc. (“NEE”) agreed to certain amendments to the Plan with respect to the EFH Debtors (the “Amended Plan”). Pursuant to the terms of the Plan Support Agreement (as described below), it is expected that the Debtors will file the Amended Plan with the Bankruptcy Court and seek confirmation of the Amended Plan. The Plan provides (and the Amended Plan will provide) that the confirmation and effective date of the plan of reorganization with respect to EFCH, TCEH and the subsidiaries of TCEH that are Debtors may occur separate from, and independent of, the confirmation and effective date of the plan of reorganization with respect to the EFH Debtors.

The Bankruptcy Code does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the applicable disclosure statement relating to the plan of reorganization. Accordingly, this Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan or the Amended Plan. There can be no assurance that the Bankruptcy Court will approve a disclosure statement related to the Amended Plan, that the EFH Debtors’ stakeholders will vote to approve the Amended Plan, or that the Bankruptcy Court will confirm the Plan or the Amended Plan. The EFH Debtors will emerge from Chapter 11 if and when a plan of reorganization receives the requisite approval from holders of claims, an order confirming the plan of reorganization is entered by the Bankruptcy Court and certain conditions to the effectiveness of the plan of reorganization, as stated therein, are satisfied.

Item 1.01. Entry into a Material Definitive Agreement.

Plan Support Agreement

On July 29, 2016, the EFH Debtors and NEE entered into a Plan Support Agreement (the “Plan Support Agreement”) to effect an agreed upon restructuring of the EFH Debtors pursuant to the Amended Plan. Under the terms of the Amended Plan, among other things and subject to certain conditions and required regulatory approvals:

•	TCEH will execute a transaction that will result in a partial step-up in the tax basis of certain TCEH assets;

•	the spin-off of reorganized TCEH and certain of its direct and indirect subsidiaries (the “Reorganized TCEH Spin-Off”) will occur (such first two bullets, the “TCEH Transactions”); and

•	NEE will acquire reorganized EFH Corp. (“Reorganized EFH”) pursuant to the Merger Agreement (as described below).

The TCEH Transactions are not dependent on the consummation of the transactions contemplated by the Plan Support Agreement or the Merger Agreement and may occur separately from those transactions.

The EFH Debtors will seek Bankruptcy Court approval of the Plan Support Agreement.

The above description of the Plan Support Agreement is qualified in its entirety by reference to the Plan Support Agreement. EFH Corp., EFIH and EFCH plan to file the Plan Support Agreement as an exhibit to an amendment to this Current Report on Form 8-K.

Merger Agreement

On July 29, 2016, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NEE and EFH Merger Co., LLC (“Merger Sub”), a wholly-owned subsidiary of NEE. Pursuant to the Merger Agreement, at the effective time of the Amended Plan with respect to the EFH Debtors, EFH Corp. will merge with and into Merger Sub (the “Merger”) with Merger Sub surviving as a wholly owned subsidiary of NEE. The consideration payable by NEE pursuant to the Merger Agreement consists primarily of cash. A portion of the consideration to be distributed to certain holders of allowed claims and interests in EFH Corp. and EFIH as set forth in the Amended Plan will consist of common stock of NEE.

The Merger Agreement contains representations and warranties and interim operating covenants that are customary for an agreement of this nature. The Merger Agreement also includes various conditions precedent to consummation of the transactions contemplated thereby, including, among others, a condition that certain approvals and rulings be obtained, including from, among others, the Public Utility Commission of Texas (the “PUCT”) and the Internal Revenue Service (“IRS”) and a condition that the TCEH Transactions have occurred. NEE will not be required to consummate the Merger if, among other items, the PUCT approval is obtained but with conditions, commitments or requirements that impose a Burdensome Condition (as defined in the Merger Agreement). NEE’s and Merger Sub’s obligations under the Merger Agreement are not subject to any financing condition.

Prior to approval of the Merger Agreement by the Bankruptcy Court, EFH and EFIH may continue to solicit acquisition proposals with respect to Reorganized EFH. In addition, following approval of the Merger Agreement by the Bankruptcy Court and until confirmation of the Amended Plan by the Bankruptcy Court, EFH and EFIH may continue or have discussions or negotiations with respect to acquisition proposals for Reorganized EFH (x) with persons that were in active negotiation at the time of approval of the Merger Agreement by the Bankruptcy Court and (y) with persons that submit an unsolicited acquisition proposal that is, or is reasonably likely to lead to, a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement may be terminated upon certain events, including, among other things:

•	by either party, if the Merger is not consummated by March 26, 2017, subject to a 90 day extension under certain conditions; or

•	by EFH Corp. or EFIH, until the entry of the confirmation order of the Amended Plan with respect to the EFH Debtors, if their respective board of directors or managers determines after consultation with its independent financial advisors and outside legal counsel, and based on advice of such counsel, that the failure to terminate the Merger Agreement is inconsistent with its fiduciary duties; provided that a material breach of EFH Corp.’s or EFIH’s obligations under certain provisions of the Merger Agreement has not provided the basis for such determination.

Following approval of the Merger Agreement by the Bankruptcy Court, if the Merger Agreement is terminated for certain reasons set forth therein and an alternative transaction is consummated by EFH or EFIH in which neither NEE nor any of its affiliates obtains direct or indirect ownership of approximately 80% of Oncor, then EFH and EFIH will pay a termination fee of $275,000,000 to NEE.

EFH Corp.’s and EFIH’s respective obligations under the Merger Agreement are subject in all respects to the prior approval of the Bankruptcy Court. Under the terms of the Plan Support Agreement, the EFH Debtors will seek Bankruptcy Court approval of the Merger Agreement.

The above description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which EFH Corp., EFIH and EFCH plan to file as an exhibit to an amendment to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

Private Letter Ruling

In June 2014, EFH Corp. filed a request with the IRS for a private letter ruling, which request has been supplemented from time to time in response to requests from the IRS for information or as required by changes in the contemplated transactions (as supplemented, the “Private Letter Ruling”). On July 28, 2016, we received the Private Letter Ruling. It provides, among other things, for certain rulings regarding the qualification of (i) the transfer of certain assets and ordinary course operating liabilities to reorganized TCEH and (ii) the distribution of the equity of reorganized TCEH, the cash proceeds from reorganized TCEH debt, if any, the cash proceeds from the sale of preferred stock in a newly-formed entity, and the right to receive payments under a tax receivables agreement (if any), to holders of TCEH first lien claims, as a reorganization qualifying for tax-free treatment to the extent of the reorganized TCEH stock received.

Background Information

The information set forth above under the heading “Background Information” is incorporated into this Item 7.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in our Chapter 11 cases, including with respect the Amended Plan and related disclosure statement, and the outcomes of Bankruptcy Court rulings and our Chapter 11 cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Bankruptcy Filing and any additional strategies we employ to address our liquidity and capital resources;

•	whether the conditions (including required regulatory approvals) to consummation of the transactions contemplated by the Amended Plan and the Merger Agreement will be satisfied or obtained;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in our Chapter 11 cases; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name: Terry L. Nutt
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Terry L. Nutt
Name: Terry L. Nutt
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name: Terry L. Nutt
Title: Senior Vice President & Controller

Dated: July 29, 2016